Exhibit (d)(3)

                                NEUBERGER BERMAN
                            ADVISERS MANAGEMENT TRUST
                              MANAGEMENT AGREEMENT
                                   SCHEDULE A

Portfolios                                               Date Added to Agreement
----------                                               -----------------------

Balanced Portfolio                                           November 3, 2003
Fasciano Portfolio                                           November 3, 2003
Focus Portfolio                                              November 3, 2003
Growth Portfolio                                             November 3, 2003
Guardian Portfolio                                           November 3, 2003
International Portfolio                                      November 3, 2003
Limited Maturity Bond Portfolio                              November 3, 2003
Mid-Cap Growth Portfolio                                     November 3, 2003
Partners Portfolio                                           November 3, 2003
Real Estate Portfolio                                        November 3, 2003
Regency Portfolio                                            November 3, 2003
Socially Responsive Portfolio                                November 3, 2003
High Income Bond Portfolio                                    June 10, 2004
International Large Cap Portfolio                            August 15, 2006

--------------------------------------------------------------------------------

                                   SCHEDULE B

     Compensation pursuant to Paragraph 3 of the Neuberger Berman Advisers Management Trust Management Agreement shall be calculated in accordance with the following schedules:

Balanced Portfolio
Focus Portfolio
Growth Portfolio
Guardian Portfolio
Mid-Cap Growth Portfolio
Partners Portfolio
Regency Portfolio
Socially Responsive Portfolio
International Large Cap Portfolio

0.55% on the first $250 million of average daily net assets
0.525% on the next $250 million of average daily net assets
0.50% on the next $250 million of average daily net assets

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0.475% on the next $250 million of average daily net assets
0.45% on the next $500 million of average daily net assets 0.425% on the next $2.5 billion of average daily net assets 0.40% on average daily net assets in excess of $4 billion

Fasciano Portfolio

0.85% on the first $500 million of average daily net assets 0.825% on the next $500 million of average daily net assets 0.80% on the next $500 million of average daily net assets 0.775% on the next $500 million of average daily net assets 0.75% on the next $500 million of average daily net assets 0.725% on average daily net assets in excess of $2.5 billion

International Portfolio

0.85% on the first $250 million of average daily net assets
0.825% on the next $250 million of average daily net assets
0.80% on the next $250 million of average daily net assets
0.775% on the next $250 million of average daily net assets
0.75% on the next $500 million of average daily net assets
0.725% on the next $1 billion of average daily net assets
0.70% on average daily net assets in excess of $2.5 billion

Limited Maturity Bond Portfolio

0.25% on the first $500 million of average daily net assets
0.225% on the next $500 million of average daily net assets
0.20% on the next $500 million of average daily net assets
0.175% on the next $500 million of average daily net assets
0.15% on average daily net assets in excess of $2 billion

Real Estate Portfolio

0.85% of average daily net assets

High Income Bond Portfolio

Dated: August 15, 2006